Exhibit 16


BRIGGS
BUNTING &
DOUGHERTY, LLP
Certified Public Accountants and Business Advisors






Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549


     We have read and agree with the comments in the first three paragraphs in
Item 4 of Form 8-K of Transtech Industries, Inc. dated January 16, 2006.


/s/ Briggs, Bunting & Dougherty, LLP


BRIGGS, BUNTING & DOUGHERTY, LLP
Philadelphia, Pennsylvania
January 18, 2006














Two Penn Center Plaza, Suite 820, Philadelphia, PA 19102-1732
Tel: (215) 567-7770  Fax: (215) 567-6081  Email: BBD@BBDCPA.COM